Exhibit 4.1

FOURTH SUPPLEMENTAL INDENTURE

Dated as of October 1, 2020

to

INDENTURE

Dated as of March 11, 2011

Between

BEST BUY CO., INC.,

as Issuer

and

U.S. Bank National Association,

as Truste

1.950% Notes due 2030

TABLE OF CONTENTS

FOURTH SUPPLEMENTAL INDENTURE, dated as of October 1, 2020 (this “Supplemental Indenture”), between BEST BUY CO., INC., a corporation duly organized and existing under the laws of the State of Minnesota (the “Company”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States, as successor Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered to Wells Fargo Bank, N.A., as initial trustee the Indenture, dated as of March 11, 2011 (the “Indenture”), to provide for the issuance of the Company’s debt securities (the “Securities”), to be issued in one or more series;

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities under the Indenture to be known as its “1.950% Notes due 2030” (the “Notes”), the form and substance and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the financing committee of the Finance & Investment Policy Committee of the Board of Directors of the Company by duly adopted resolutions has authorized the proper officers of the Company to, among other things, determine the terms of the Securities to be issued under the Indenture and execute any and all appropriate documents necessary or appropriate to effect each such issuance;

WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Section 901(8) of the Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and to make the Notes, when executed and delivered by the Company and authenticated by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Company covenants and agrees with the Trustee, as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1.          Definition of Terms. Unless the context otherwise requires:

(a)           each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;

(b)           the singular includes the plural, and vice versa; and

(c)           headings are for convenience of reference only and do not affect interpretation.

ARTICLE 2.

TERMS AND CONDITIONS OF NOTES

Section 2.1.        Designation and Principal Amount(a). There is hereby authorized and established a series of Securities under the Indenture, designated as the “1.950% Notes due 2030,” which is initially limited in aggregate principal amount to $650,000,000 (except upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered).

Section 2.2.        Maturity. The Stated Maturity of principal of the Notes shall be October 1, 2030.

Section 2.3.        Further Issues. The Company may at any time and from time to time, without the consent of the Holders of the Notes, issue additional Notes; provided that any such additional Notes shall be fungible for U.S. federal income tax purposes with the Notes issued hereunder. Any such additional Notes shall have the same ranking, interest rate, maturity date and other terms as the Notes. Any such additional Notes, together with the Notes herein provided for, shall constitute a single series of Securities under the Indenture.

Section 2.4.        Payment. Principal of and interest on the Notes shall be payable in U.S. dollars in immediately available funds at the office or agency of the Company maintained for such purpose, which shall initially be at the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company through the Paying Agent by check mailed to the Holder at such address as shall appear in the Security Register at the close of business on the Record Date for such Holder or by wire transfer to an account appropriately designated by the Holder to the Company and the Trustee; and provided, further, that the Company through the Paying Agent shall pay principal of and interest on the Notes in the form of Global Securities registered in the name of Cede & Co. (or such other nominee requested by The Depository Trust Company (“DTC”) or such other Depositary as any Officer of the Company may from time to time designate, or its respective nominee, by wire transfer in immediately available funds to such Depositary or its nominee, as the case may be, as the registered holder of such Notes in the form of Global Securities.

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Section 2.5.        Global Securities. Upon the original issuance, the Notes will be represented by Global Securities registered in the name of Cede & Co., the nominee of DTC. The Company will deposit the Global Securities with DTC or its custodian and register the Global Securities in the name of Cede & Co.

Section 2.6.        Interest. The Notes shall bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from October 1, 2020 at the rate of 1.950% per annum, payable semi-annually in arrears. Interest payable on each Interest Payment Date shall include interest accrued from October 1, 2020, or from the most recent Interest Payment Date to which interest has been paid or duly provided for. The Interest Payment Dates on which such interest shall be payable are April 1 and October 1, commencing on April 1, 2021; and the Record Date for the interest payable on any Interest Payment Date is the close of business on March 15 or September 15, as the case may be, next preceding the relevant Interest Payment Date.

Section 2.7.        Authorized Denominations. The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.8.        Redemption; Purchase and Sinking Fund. The Notes shall not be redeemable at the option of the Company or the Holders except as set forth in Paragraph 3 of the Notes. The Company shall be required to purchase the Notes in accordance with the provisions of Paragraph 2 of the Notes. The Notes shall not be entitled to the benefit of any sinking fund.

Section 2.9.        Ranking. The Notes shall be senior unsecured debt securities of the Company, ranking equally with the Company’s other unsecured and unsubordinated Indebtedness.

Section 2.10.      Appointments. The Trustee shall be the initial Security Registrar and initial Paying Agent for the Notes.

Section 2.11.      Defeasance. The Company may elect, at its option at any time, pursuant to Section 1301 of the Indenture, to have Section 1302 or Section 1303 in the Indenture, or both, apply to the Notes, or any principal amount thereof.

Section 2.12.      Guarantees. The Notes shall not be guaranteed by any Person.

ARTICLE 3.

FORM OF NOTES

Section 3.1.        Form of Notes. The Notes and the Trustee’s certificate of authentication thereon shall to be substantially in the form set forth in Exhibit A hereto.

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ARTICLE 4.

ORIGINAL ISSUE OF NOTES

Section 4.1.        Original Issue of Notes. The Notes may, upon execution of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon Company Order, authenticate and deliver such Notes as in such Company Order provided.

ARTICLE 5.

AMENDMENTS

Section 5.1.        Event of Default. For purposes of this series of Notes, Section 501(5)(A) and (B) of the Indenture are amended to replace “$150 million” with “$250 million.”

Section 5.2         Definition of Indebtedness. For purposes of this series of Notes, the definition of “Indebtedness” in Section 101 of the Indenture is amended to replace “February 26, 2011” with “August 1, 2020.”

ARTICLE 6.

MISCELLANEOUS

Section 6.1.        Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided, however, that the provisions of this Supplemental Indenture shall apply solely with respect to the Notes and not to any other series of Securities issued under the Indenture.

Section 6.2.        Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 6.3.        Governing Law. This Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

Section 6.4.        Separability. In case any one or more of the provisions contained in the Indenture, this Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture, this Supplemental Indenture or the Notes, but the Indenture, this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

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Section 6.5.        Counterparts. This Supplemental Indenture may be executed in any number of counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, as of the date first above written.

BEST BUY CO., INC.

By:	/s/ Chris Samson
	Name:	Chris Samson
	Title:	Vice President, Treasurer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Donald T. Hurrelbrink
	Name:	Donald T. Hurrelbrink
	Title:	Vice President

EXHIBIT A

[FORM OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BEST BUY CO., INC.

1.950% Notes due 2030

CUSIP No.: 08652B AB5

ISIN: US08652BAB53

No. A-1	$500,000,000

BEST BUY CO., INC., a corporation duly incorporated under the laws of the State of Minnesota (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $500,000,000 (FIVE HUNDRED MILLION DOLLARS), as revised by the Schedule of Increases and Decreases attached hereto, on October 1, 2030, and to pay interest thereon from October 1, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 of each year, commencing on April 1, 2021, at the rate of 1.950% per annum, until the principal hereof is paid or made available for payment; provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 1.950% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Reference is hereby made to the further provisions of the Notes set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: October 1, 2020

BEST BUY CO., INC.

By:
	Name:	Chris Samson
	Title:	Vice President, Treasurer

This Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Donald T. Hurrelbrink

Dated: October 1, 2020

[REVERSE OF NOTE]

1.            This Note is one of a duly authorized issue of Securities of the Company (the “Notes”), issued and to be issued in one or more series under the Indenture, dated as of March 11, 2011, and a supplemental indenture relating to the Notes dated as of October 1, 2020 (together, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, such series initially limited in aggregate principal amount to $650,000,000; provided that the Company may at any time and from time to time, without the consent of any Holder, issue additional Notes of this series.

All terms which are used but not defined in this Note and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2.            If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Paragraph 3 hereof, the Company shall make an offer (the “Change of Control Offer”) to each Holder of Notes to purchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of such Holder’s Notes on the terms set forth herein.

In such Change of Control Offer, the Company shall offer payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, on the Notes up to, but not including, the date of purchase.

Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to purchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered or, if the notice is delivered prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice shall, if delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(a)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(b)           deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of Notes or portions of Notes properly tendered; and

(c)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate Principal Amount of Notes or portions of Notes being repurchased.

The Company shall publicly announce the results of the Change of Control Offer on, or as soon as possible after, the date of purchase.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the time and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not purchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with these Change of Control Offer provisions, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions by virtue of any such conflict.

For purposes of this Paragraph 2, the following terms shall have the following specified meanings:

“Change of Control” means the occurrence of any of the following:

(1)           the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (other than the Company or a Subsidiary) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of securities; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially any securities, (A) tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder or (B) if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

(2)           the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Subsidiaries, taken as a whole, to one or more persons (other than to the Company or a Subsidiary); provided, however, that none of the circumstances in this clause (2) shall be a Change of Control if the persons that beneficially own the Company’s Voting Stock immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all of the outstanding Voting Stock of the surviving or transferee person immediately after the transaction;

(3)           the Company consolidates with, or merges with or into, any person or any such person consolidates with, or merges with or into, the Company, in either case, pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of the Company’s Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or

(4)           the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (i.e., a parent company) and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; provided that any series of related transactions shall be treated as a single transaction. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agencies” means each of Moody’s and S&P and, if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

“S&P” means S&P Global Ratings, a division of the S&P Global Inc. or any successor thereto.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or equivalent body of such person.

3.            The Notes shall be redeemable before the Par Call Date, at any time or from time to time, in a whole or in part, at the Company’s option, on at least 10 days’ but not more than 60 days’ prior notice delivered to the registered address of each Holder of Notes to be redeemed (the “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of interest and principal on the Notes to be redeemed (exclusive of interest accrued and unpaid to, but not including, the Redemption Date) from the Redemption Date to the Par Call Date, in each case discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points.

At any time on or after the Par Call Date, the Company shall have the right at its option to redeem the Notes, in whole or in part, at any time and from time to time, on at least 10 days’ but not more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed.

Pursuant to Section 1104 of the Indenture, any notice of redemption of the Notes may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In that case, the notice of redemption shall state the nature of such condition precedent and, if applicable, shall state that, at the Company’s discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the date of redemption, or by the date of redemption as so delayed.

The Redemption Price for any Notes redeemed pursuant to this Paragraph 3 shall include accrued and unpaid interest, if any, on the principal amount of such Notes up to, but not including, the Redemption Date.

For purposes of this Paragraph 3, the following terms shall have the following specified meanings:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes (assuming, for this purpose, the Notes mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the arithmetic average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such Redemption Date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Par Call Date” means July 1, 2030.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, or their respective affiliates, which are primary U.S. government securities dealers in the United States of America, and their respective successors plus one other primary U.S. government securities dealer in the United States of America designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

The provisions of Article XI of the Indenture shall apply to any redemption of the Notes.

The Notes are not entitled to the benefit of any sinking fund.

4.                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture and the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and the Notes and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Notes shall be conclusive and binding upon such Holders and upon all future Holders of the Notes and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

5.                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared, or shall immediately become, due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holders of the Notes shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder or hereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of the Notes for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

6.                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Notes or certain restrictive covenants and Events of Default with respect to such Notes, in each case upon compliance with certain conditions set forth in the Indenture.

7.                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

8.                  This Note and the Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Global Security have been made:

Date of Transfer or Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Security Registrar

[FORM OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

BEST BUY CO., INC.

1.950% Notes due 2030

CUSIP No.: 08652B AB5

ISIN: US08652BAB53

No. A-2	$150,000,000

BEST BUY CO., INC., a corporation duly incorporated under the laws of the State of Minnesota (the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $150,000,000 (ONE HUNDRED FIFTY MILLION DOLLARS), as revised by the Schedule of Increases and Decreases attached hereto, on October 1, 2030, and to pay interest thereon from October 1, 2020 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 of each year, commencing on April 1, 2021, at the rate of 1.950% per annum, until the principal hereof is paid or made available for payment; provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 1.950% per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Reference is hereby made to the further provisions of the Notes set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated: October 1, 2020
BEST BUY CO., INC.

By:
Name: Chris Samson
Title: Vice President, Treasurer

This Note is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Donald T. Hurrelbrink
Dated: October 1, 2020

[REVERSE OF NOTE]

1.                  This Note is one of a duly authorized issue of Securities of the Company (the “Notes”), issued and to be issued in one or more series under the Indenture, dated as of March 11, 2011, and a supplemental indenture relating to the Notes dated as of October 1, 2020 (together, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, such series initially limited in aggregate principal amount to $650,000,000; provided that the Company may at any time and from time to time, without the consent of any Holder, issue additional Notes of this series.

All terms which are used but not defined in this Note and which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

2.                  If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Notes pursuant to Paragraph 3 hereof, the Company shall make an offer (the “Change of Control Offer”) to each Holder of Notes to purchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of such Holder’s Notes on the terms set forth herein.

In such Change of Control Offer, the Company shall offer payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of the Notes to be purchased, plus accrued and unpaid interest, if any, on the Notes up to, but not including, the date of purchase.

Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to purchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is delivered or, if the notice is delivered prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice shall, if delivered prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(d)               accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(e)               deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of Notes or portions of Notes properly tendered; and

(f)                deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate Principal Amount of Notes or portions of Notes being repurchased.

The Company shall publicly announce the results of the Change of Control Offer on, or as soon as possible after, the date of purchase.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the time and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not purchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with these Change of Control Offer provisions, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Offer provisions by virtue of any such conflict.

For purposes of this Paragraph 2, the following terms shall have the following specified meanings:

“Change of Control” means the occurrence of any of the following:

(1)       the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person (other than the Company or a Subsidiary) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of securities; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially any securities, (A) tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder or (B) if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

(2)       the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Subsidiaries, taken as a whole, to one or more persons (other than to the Company or a Subsidiary); provided, however, that none of the circumstances in this clause (2) shall be a Change of Control if the persons that beneficially own the Company’s Voting Stock immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all of the outstanding Voting Stock of the surviving or transferee person immediately after the transaction;

(3)       the Company consolidates with, or merges with or into, any person or any such person consolidates with, or merges with or into, the Company, in either case, pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of the Company’s Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or

(4)       the adoption of a plan relating to the Company’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (a) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (i.e., a parent company) and (b)(1) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (2) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; provided that any series of related transactions shall be treated as a single transaction. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agencies” means each of Moody’s and S&P and, if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the control of the Company, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or all of them, as the case may be.

“Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

“S&P” means S&P Global Ratings, a division of the S&P Global Inc. or any successor thereto.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors or equivalent body of such person.

3.                  The Notes shall be redeemable before the Par Call Date, at any time or from time to time, in a whole or in part, at the Company’s option, on at least 10 days’ but not more than 60 days’ prior notice delivered to the registered address of each Holder of Notes to be redeemed (the “Redemption Date”), at a redemption price (the “Redemption Price”) equal to the greater of: (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of interest and principal on the Notes to be redeemed (exclusive of interest accrued and unpaid to, but not including, the Redemption Date) from the Redemption Date to the Par Call Date, in each case discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points.

At any time on or after the Par Call Date, the Company shall have the right at its option to redeem the Notes, in whole or in part, at any time and from time to time, on at least 10 days’ but not more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed.

Pursuant to Section 1104 of the Indenture, any notice of redemption of the Notes may, at the Company’s discretion, be subject to one or more conditions precedent, including completion of a corporate transaction. In that case, the notice of redemption shall state the nature of such condition precedent and, if applicable, shall state that, at the Company’s discretion, the date of redemption may be delayed until such time (including more than 60 days after the notice of redemption was given) as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the date of redemption, or by the date of redemption as so delayed.

The Redemption Price for any Notes redeemed pursuant to this Paragraph 3 shall include accrued and unpaid interest, if any, on the principal amount of such Notes up to, but not including, the Redemption Date.

For purposes of this Paragraph 3, the following terms shall have the following specified meanings:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes (assuming, for this purpose, the Notes mature on the Par Call Date).

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the arithmetic average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such Redemption Date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Par Call Date” means July 1, 2030.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, or their respective affiliates, which are primary U.S. government securities dealers in the United States of America, and their respective successors plus one other primary U.S. government securities dealer in the United States of America designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States of America (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the arithmetic average, as determined by the Company, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 3:30 p.m. (New York City time) on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

The provisions of Article XI of the Indenture shall apply to any redemption of the Notes.

The Notes are not entitled to the benefit of any sinking fund.

4.                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture and the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and the Notes and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holders of Notes shall be conclusive and binding upon such Holders and upon all future Holders of the Notes and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

5.                  If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared, or shall immediately become, due and payable in the manner and with the effect provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Holders of the Notes shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder or hereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of the Notes for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

6.                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Notes or certain restrictive covenants and Events of Default with respect to such Notes, in each case upon compliance with certain conditions set forth in the Indenture.

7.                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

8.                  This Note and the Indenture shall be governed by, and construed in accordance with, the law of the State of New York.

SCHEDULE OF INCREASES OR DECREASES

The following increases or decreases in this Global Security have been made:

Date of Transfer or Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Security Registrar